EXHIBIT 32.2
SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS
OF CHIEF FINANCIAL OFFICER
In connection with this quarterly report on Form 10-Q of Thor Industries, Inc. for the period ended April 30, 2008, I, Christian G. Farman, Chief Financial Officer of Thor Industries, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	this Form 10-Q for the period ended April 30, 2008 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Form 10-Q for the period ended April 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.

Date: June 9, 2008	/s/ Christian G. Farman
Christian G. Farman
Senior Vice President and Chief Financial Officer